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                                                                     Exhibit 4.6
                                                                       EXHIBIT E


                      AMENDED AND RESTATED PLEDGE AGREEMENT


                  AMENDED AND RESTATED PLEDGE AGREEMENT dated as of July 10, 2000 (this "Agreement") made by Grant Prideco, Inc. ("GPI") and each of its direct and indirect subsidiaries specified as a "pledgor" in Schedules 1 and 2 (each a "Pledgor," and collectively, the "Pledgors"), in favor of Transamerica Business Credit Corporation, as agent for the Lenders referred to below (the "Pledgee").


                              W I T N E S S E T H :
                              ---------------------


                  WHEREAS, the subsidiaries of GPI specified in Schedule 3 (the "Borrowers"), the lenders party thereto (the "Lenders"), the Pledgee and Transamerica Commercial Finance Corporation, Canada, as agent for the Cdn. Lenders, are parties to the Amended and Restated Loan and Security Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) pursuant to which the Lenders have agreed to make Loans to, and to provide for the issuance of Letters of Credit for the account of, the Borrowers, subject to the terms and conditions set forth in the Loan Agreement;

                  WHEREAS, the Pledgors are, collectively, the legal and beneficial owners of all of the Pledged Interests (as defined below) and of all of the Pledged Debt (as defined below);

                  WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Pledgors shall have executed and delivered this Agreement and made the pledge in favor of the Pledgee contemplated hereby.

                  NOW, THEREFORE, in consideration of the promises contained herein and to induce the Pledgee, the Cdn. Agent and the Lenders to enter into the Loan Agreement and to make Loans to, and to provide for the issuance of Letters of Credit for the account of, the Borrowers thereunder, the Pledgors hereby agree as follows:


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                  SECTION 1.  PLEDGE; PLEDGE DOCUMENTATION.

                           (a) The Pledgors hereby reaffirm, ratify, pledge and
grant to the Pledgee for the benefit of the Lenders a lien on and security interest in the following, whether now owned or at any time hereafter acquired by any of the Pledgors (collectively, the "Collateral"):

                                       (i) all of the issued and outstanding
                  shares of capital stock, partnership interests and limited liability company interests set forth on Schedule 1 (the "Pledged Interests") of the Subsidiaries of the Pledgors set forth on Schedule 1 (the "Issuers") and the certificates representing the Pledged Interests, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests, and all or, in the case of Issuers that are Foreign Subsidiaries, 65% (less any additional interest consisting of one share of any such Subsidiary held to meet the Requirements of Law of the jurisdiction of organization of such Subsidiary) of all additional shares of capital stock, partnership interests and limited liability company interests of or in the Issuers from time to time acquired in any manner by any of the Pledgors, and the certificates, if any, representing such additional shares of capital stock, partnership interests and limited liability company interests, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares of capital stock, partnership interests and limited liability company interests (all of the foregoing being the "Interest Collateral");

                                      (ii) all loans, liabilities and
                  indebtedness, whether now or hereafter incurred, owed to a Pledgor (collectively, the "Pledged Debt") and evidenced by each of the promissory notes payable to a Pledgor set forth on
                  Schedule 2 (as amended, supplemented or otherwise modified from time to time, copies of which are annexed hereto collectively as Annex I (collectively, the "Pledged Notes")), all other instruments evidencing the Pledged Debt, and all interest, cash, instruments, rights, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all



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                  of the Pledged Debt;

                                     (iii) all additional indebtedness, loans
                  and liabilities from time to time owed to the Pledgors, whether now or hereafter incurred, and the instruments evidencing such indebtedness, loans and liabilities, and all interest, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, loans and liabilities; and

                                      (iv) all proceeds of any of the foregoing
                  (including, without limitation, proceeds constituting any property of the types described above).

                           (b) Each Pledgor has delivered to the Pledgee each of
the Pledged Notes and the certificates evidencing the Pledged Interests pledged by it hereunder, accompanied by an undated note power or a stock or other transfer power, respectively (executed in blank), with respect thereto.

                  SECTION 2. SECURITY FOR OBLIGATIONS. The reaffirmation, ratification, pledge and assignment of the Collateral hereunder secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

                           (a) It is a corporation, limited partnership or
limited liability company duly organized or formed, as the case may be, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, is duly qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in all other states where such qualification is required, except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect, and has all necessary corporate, partnership or limited liability company power and authority, as the case may be, to enter into this Agreement.


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                           (b) It or its general partner or managing member, as
the case may be, has taken all requisite corporate or other action through its board of directors or otherwise to authorize the execution and delivery of, and the performance of its obligations under, this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Pledgor enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles.

                           (c) It is the legal and beneficial owner of record of
the Pledged Interests set forth opposite its name on Schedule 1 and the legal and beneficial owner of record of each Pledged Note set forth opposite its name on Schedule 2, free and clear of any Lien, except for the Lien created by this Agreement. On the date hereof, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral (other than in favor of the Pledgee) is on file in any filing or recording office.

                           (d) The pledge of the Collateral under this
Agreement, together with (i) the delivery to the Pledgee of the Pledged Notes and the related note powers and the certificates evidencing the Pledged Interests and the related stock and other transfer powers and (ii) the filing of Uniform Commercial Code financing statements or financing statements under the PPSA, as the case may be, in the appropriate filing offices covering all of the Pledged Interests, create (or, in the case of clause (ii), upon the making of each such filing will create) a valid and perfected first priority Lien on the Collateral, securing the payment and performance of the Obligations, and all filing and other actions necessary or desirable to perfect and protect such Lien have been duly made or taken.

                           (e) No authorization, approval or other action by,
and no notice to or filing with (other than, in each case, any authorization, approval, action, notice or filing that has been obtained, taken, given or made including, without limitation, the consent of the board of directors of Grant Prideco Canada Ltd. to a transfer of its share capital under or in connection with this Agreement), any Person is required for (i) the pledge by the Pledgors of the Collateral pursuant to this Agreement, the grant by the Pledgors of the Lien granted hereby or the execution, delivery or performance of this Agreement by the Pledgors, (ii) the perfection of the Lien granted under this Agreement, except for appropriate filings of Uniform Commercial Code financing statements, or (iii) the exercise by the Pledgee of the rights or remedies provided for in this Agreement.



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                           (f) The execution, delivery and performance by each
Pledgor of this Agreement, the granting of the Lien hereunder and the exercise by the Pledgee of any or all of the remedies hereunder do not and will not breach or violate (i) any of the Governing Documents of such Pledgor, (ii) any Requirement of Law or (iii) any Material Contract and will not result in the imposition of any Liens on any of its assets except in favor of the Pledgee.

                           (g) The Pledged Interests, other than Pledged
Interests consisting of Capital Stock issued by Foreign Subsidiaries, constitute all of the issued and outstanding shares of capital stock, partnership interests and limited liability company interests of the Issuers.

                           (h) The Pledged Debt constitutes all of the
outstanding indebtedness of any Person owing to GPI or any of its Subsidiaries (other than a Foreign Subsidiary) that is evidenced by a promissory note or other instrument and the Pledged Notes include all of the promissory notes or other instruments evidencing such indebtedness.

                           (i) All of the Pledged Interests are duly authorized,
fully paid and nonassessable (or the equivalent under the law of any jurisdiction other than the United States or any state thereof). All of the Pledged Interests are evidenced by certificates.

                  SECTION 4. FURTHER ASSURANCES; COVENANTS.

                           (a) Each Pledgor covenants and agrees that at any
time and from time to time, at the expense of the Pledgors, such Pledgor will promptly execute and deliver all further instruments and documents including, without limitation, financing or continuation statements, or similar instruments or documents, and amendments thereto, and take all further action, that may be necessary or desirable to establish and maintain the Lien granted or purported to be granted hereby and the priority and perfection thereof or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                           (b) Each Pledgor hereby authorizes the Pledgee to
file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of such Pledgor. The Pledgee may file a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof (or any financing statement related hereto) as a financing statement.



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                           (c) Each Pledgor covenants and agrees that it will
not (i) except as expressly permitted under Sections 7.1(a), 7.2(c) and 7.2(e) of the Loan Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Lien under this Agreement and other Permitted Liens, (iii) vote to enable, or take any other action to permit, the Issuers to issue any other shares of stock, partnership interests or limited liability company interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any shares of stock, partnership interests or limited liability company interests of any nature of the Issuers, except for such shares of stock, partnership interests or limited liability company interests all (or the appropriate percentage) of which shares or interests have been pledged to the Agent under a Supplement hereto in the form of Annex II, (iv) enter into any agreement or undertaking (other than in favor of the Pledgee) restricting the right or ability of the Pledgee to sell, assign or transfer any of the Collateral, (v) except as expressly permitted under Section 7.2(g) of the Loan Agreement, to the extent applicable, cancel (other than due to any payment in whole or in part), or forgive any of the Pledged Debt except upon the payment in full to the holder of any Pledged Note or (vi) amend or waive any terms or provisions of any Pledged Note in any manner that is adverse in any way to the Agent. Each Pledgor covenants and agrees that, if any of the Pledged Interests pledged by it becomes evidenced by one or more stock, partnership or membership certificates, as the case may be, such Pledgor shall promptly deliver to the Pledgee each such certificate issued to such Pledgor, accompanied by an undated stock or other transfer power with respect thereto, executed in blank by such Pledgor.

                  SECTION 5. VOTING; DISTRIBUTIONS.

                           (a) So long as no Default or Event of Default shall
have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and in a manner which does not impair the value or transferability of any of the Collateral.



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                           (b) Except as provided in Section 5(c), each Pledgor
shall be entitled to receive and retain cash distributions (and to disburse any of the foregoing subject to such restrictions as are set forth in the Loan Agreement) paid in respect of the Interest Collateral and any and all interest on and principal of the Pledged Debt; provided, however, that any and all instruments and other property received or receivable by a Pledgor or otherwise distributed to a Pledgor in exchange for any Interest Collateral shall, if received by such Pledgor, be received in trust for the benefit of the Pledgee and be forthwith delivered to the Pledgee as Interest Collateral in the same form as so received (with any necessary endorsement).

                           (c) Upon the occurrence and during the continuance of
an Event of Default:

                           (i) All rights of each Pledgor to receive the
                  principal, interest and other cash distributions that it would otherwise be authorized to receive and retain under
                  Section 5(b) shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to receive and hold as Collateral such principal, interest and other distributions.

                           (ii) Any and all principal, interest and other
                  distributions payable to any Pledgor in respect of the Collateral shall be received by such Pledgor in trust for the benefit of the Pledgee, shall be segregated from other funds of such Pledgor and shall, upon the written request of the Pledgee, be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 6. PLACE OF PERFECTION; RECORDS. Each Pledgor shall
(a) maintain books and records pertaining to the Collateral pledged by it hereunder in such form and scope as is consistent with good business practice,
(b) maintain such books and records at the address specified for such Pledgor in
Section 16 or such other address (so long as thirty days' prior written notice thereof has been delivered to the Pledgee) and (c) provide the Pledgee and its agents access to the premises of such Pledgor at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (i) inspecting and verifying the documents and instruments evidencing or pertaining to the Collateral and (ii) inspecting and copying (at the Pledgors' expense) any and all records pertaining thereto.


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                  SECTION 7. PLEDGEE APPOINTED ATTORNEY-IN-FACT; IRREVOCABLE
AUTHORIZATION AND INSTRUCTION TO ISSUERS. Each Pledgor hereby appoints the Pledgee on behalf of the Lenders such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Pledgee's discretion, (a) to take any action and to execute any instrument in each case permitted to be taken or executed by the Pledgee under Section 4(b), and (b) upon the occurrence and during the continuance of an Event of Default, (i) to exercise the voting and other consensual rights which such Pledgor would be entitled to exercise under
Section 5(a) (whereupon all rights of such Pledgor to exercise such rights shall cease) and (ii) to receive, endorse and collect all instruments made payable to such Pledgor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same. Each Pledgor hereby authorizes and instructs the Issuers to comply with any instruction received by them from the Pledgee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that the Issuers shall be fully protected in so complying. The Pledgors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable.

                  SECTION 8. PLEDGEE MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, the Pledgee may perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be jointly and severally payable by the Pledgors provided that, if such Pledgor's failure to perform any such agreement could not reasonably be expected to affect the Pledgee's rights hereunder in any material respect, the Pledgee shall give such Pledgor five Business Days' notice and an opportunity to cure before making or causing such performance.


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                  SECTION 9. REASONABLE CARE; RETURN OF COLLATERAL.

                           (a) Prior to the exercise of its remedies hereunder,
the Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have the responsibility under this Agreement for taking any necessary steps to preserve rights against any parties with respect to any Collateral except as set forth in subsection (b) below.

                           (b) Upon the termination of the Commitments, the
payment and satisfaction of all Obligations in full and the termination, Collateralization or expiration of all Letters of Credit, the Pledgors shall be entitled to the return of all of the Collateral (including all Pledged Notes and note powers therefor and all certificates representing Pledged Interests and stock or other transfer powers therefor) and all other cash held by the Pledgee as additional collateral hereunder which have not been used or applied toward the payment of the Obligations.

                  SECTION 10. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Pledgee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code"), the PPSA and other applicable law, and the Pledgee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgors agree that, to the extent notice of sale shall be required by law, at least five Business Days' notice to the Pledgors of the time and place of any public or private sale shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If an Event of Default shall have occurred and be continuing, the Pledgee may, under the power of attorney granted herein, transfer the Collateral on the books of the Pledgors and the Issuers, as the case may be, in whole or in part, to the name of the Pledgee or such other Person or Persons as the Pledgee may designate.



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                  SECTION 11. RESTRICTED STOCK. The Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended from time to time (the "Securities Act"), or in applicable Blue Sky or other state or foreign securities laws applicable to the Collateral, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that private sales may be made upon five days' notice to the applicable Pledgor and may be at prices and other terms less favorable to the seller than if the Collateral were sold at public sales.

                  SECTION 12. APPLICATION OF PROCEEDS. All money held by the Pledgee as Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be (a) held by the Pledgee as Collateral hereunder if no Event of Default has occurred and is continuing or would result therefrom or (b) applied to the Obligations in accordance with Section 9.5 of the Loan Agreement if an Event of Default has occurred and is continuing or would result therefrom. Nothing contained in this Section is intended to prohibit, limit or restrict any transaction or Investment permitted under the Loan Agreement.



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                  SECTION 13. INDEMNITY AND EXPENSES. The Pledgors jointly and severally agree to indemnify and hereby indemnify the Pledgee and its successors and assigns and their respective directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an "Indemnified Party") from and against any and all Claims (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding related to (A) this Agreement or the transactions contemplated hereby or (B) the Pledgee's entering into this Agreement or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding and (ii) any pending, threatened or actual action, claim, proceeding or suit by any shareholder or director of a Pledgor or any actual or purported violation of a Pledgor's Governing Documents or any other agreement or instrument to which a Pledgor is a party or by which any of its properties is bound. In addition, the Pledgors shall, upon demand, pay to the Pledgee all costs and expenses incurred by the Pledgee (including the fees and disbursements of counsel and other professionals) in connection with (a) enforcing or defending its rights under or in respect of this Agreement or any other document or instrument now or hereafter executed and delivered in connection herewith, (b) collecting the Obligations or otherwise administering this Agreement and (c) foreclosing or otherwise realizing upon the Collateral or any part thereof. If and to the extent that the obligations of the Pledgors hereunder are unenforceable for any reason, the Pledgors hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The Pledgors' obligations under this Section 13 shall survive any termination of this Agreement, the termination, expiration or Collateralization of all Letters of Credit and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.


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                  SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the
Pledgee and the Lien granted to it hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

                           (a) any lack of enforceability of the Loan Agreement
or any of the other Loan Documents or any other agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any of the other Loan Documents;

                           (c) any taking and holding of collateral or
guarantees for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guarantees, or any non-perfection of any collateral, or any consent to departure from any such guaranty;

                           (d) any manner of application of collateral, or
proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral;

                           (e) any consent by the Pledgee or the Lenders to the
restructuring of the Obligations, or any other restructuring or refinancing of the Obligations or any portion thereof;

                           (f) any modification, compromise, settlement or
release by the Pledgee or the Lenders, by operation of law or otherwise, collection or other liquidation of the Obligations or the liability of any guarantor, or of any collateral, in whole or in part, and any refusal by the Pledgee or the Lenders to accept any payment, in whole or in part, from any obligor or guarantor in connection with any of the Obligations, whether or not with notice to, further assent by, or any reservation of rights against, the Pledgors except a settlement or release, duly executed by the Pledgee, which specifically terminates the security interest hereunder; or

                           (g) any other circumstance (including, without
limitation, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, any third party pledgor or guarantor.


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                  SECTION 15. SURVIVAL OF PROVISIONS. All representations,
warranties and covenants made by each Pledgor in this Agreement shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.

                  SECTION 16. NOTICES. All notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to the Pledgee, then to Transamerica Business Credit Corporation, 555 Theodore Fremd Avenue, Suite C-301, Rye, New York 10580, Telecopy: (914) 921-0110, Attn.: Mr. Steven R. Fischer, Executive Vice President, with a copy to Transamerica Business Credit Corporation, 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018,
Telecopy: (847) 685-1143, Attn.: General Counsel, and if to a Pledgor, then to such Pledgor at Grant Prideco, Inc., 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380, Telecopy: (281) 297-8688, Attn.: Ms. Frances R. Powell and Philip A. Choyce, Esq., with a copy to Fulbright & Jaworski, L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Telecopy: (713) 651-5246, Attn:
Joshua P. Agrons, Esq., or in each case, to such other address as the Pledgors or the Pledgee may specify to the other party in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

                  SECTION 17. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Agreement, or consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 18. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Pledgee to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Pledgee of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.



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                  SECTION 19. COUNTERPARTS; TELECOPIED SIGNATURES. This
Agreement and any waiver or amendment hereto may be executed in counterparts and by the Pledgors in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                  SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 21. INTERPRETATION. All terms not defined herein or in the Loan Agreement shall have the meaning set forth in the Code or the PPSA, as the case may be, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Loan Agreement and is not addressed herein with more specificity, the Loan Agreement shall control with respect to the subject matter of such term or provision.

                  SECTION 22. CONTINUING SECURITY INTEREST; ASSIGNMENTS OF SECURED DEBT. This Agreement shall create a continuing security interest in and Lien on the Collateral and shall (a) remain in full force and effect until released in accordance herewith, (b) be binding upon each Pledgor and its successors and assigns, and (c) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors and assigns. Without limiting the generality of the foregoing clause (c), the Pledgee may, in accordance with the terms of the Loan Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to the Pledgee herein or otherwise, in each case as provided in the Loan Agreement.

                  SECTION 23. REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by the Pledgee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Pledgee upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding applicable to a Pledgor, or upon or during the occurrence of any dissolution, liquidation or winding up of a Pledgor, all as though such payments had not been made.

                  SECTION 24. PLEDGE OF ADDITIONAL CAPITAL STOCK. Under (and subject to all the terms and restrictions set forth in) Section 7.2(l) of the Loan Agreement, all the Capital Stock of each Subsidiary of GPI (or, subject to Section 7.1(s) of the Loan Agreement, 65% (excluding Qualified Stock issued to directors of such Subsidiary and immaterial interests consisting of one share of Capital Stock of a Foreign Subsidiary to comply with Requirements of Law applicable to such Subsidiary) of the Capital Stock of each Foreign Subsidiary) owned by a Loan Party (other than a Cdn. Subsidiary) shall, unless the owner of the Capital Stock of such Subsidiary is a Foreign Subsidiary, be pledged hereunder within ten Business Days of the acquisition or formation of such Subsidiary other than the Capital Stock of any Subsidiary with a net worth of less than US$250,000, provided that the Capital Stock of any Subsidiary owned by a Cdn. Subsidiary shall be pledged to the Cdn. Agent under a pledge agreement in form and substance satisfactory to the Cdn. Agent to secure the Obligations of the Cdn. Borrower. An owner of such Capital Stock that is not theretofore a Pledgor shall, at such time, execute and deliver to the Pledgee a Supplement in the form of Annex II hereto, whereupon such Capital Stock shall become subject to the Lien hereunder and such owner shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. Each such new Subsidiary shall thereupon be deemed an Issuer hereunder and shall execute and deliver to the Pledgee an acknowledgment and consent in the form attached hereto. The execution and delivery of any such instruments shall not require the consent of the Borrowers or any then existing Pledgor hereunder. The rights and obligations of each then existing Pledgor shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

                  SECTION 25. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement among the parties, supersedes any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns.

                  SECTION 26. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

                  SECTION 27. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY PLEDGOR AND THE PLEDGEE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE PLEDGEE ON BEHALF OF THE LENDERS SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY PLEDGOR OR ANY COLLATERAL IN ANY LOCATION REASONABLY SELECTED BY THE PLEDGEE TO ENABLE THE PLEDGEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE. EACH PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE PLEDGEE. EACH PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE PLEDGEE HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION 28. SERVICE OF PROCESS. EACH PLEDGOR HEREBY IRREVOCABLY DESIGNATES CSC UNITED STATES CORPORATION, 80 STATE STREET, 6TH FLOOR, ALBANY, NEW YORK 12207, AS THE DESIGNEE AND AGENT OF SUCH PLEDGOR TO RECEIVE, FOR AND ON BEHALF OF SUCH PLEDGOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE PLEDGORS, BUT THE FAILURE OF THE PLEDGORS TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 29. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO
(I) THIS AGREEMENT OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF A PLEDGOR, THE PLEDGEE OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                  SECTION 30. LIMITATION OF LIABILITY. THE PLEDGEE SHALL HAVE NO LIABILITY TO ANY PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE PLEDGEE THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PLEDGEE. THE PLEDGORS HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE PLEDGEE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PLEDGEE.

                  SECTION 31. AMENDMENT AND RESTATEMENT. This Agreement amends and restates, and supersedes in its entirety, the Pledge Agreement dated as of April 14, 2000 among GPI and each of its direct and indirect subsidiaries specified as a "pledgor" in Schedules 1 and 2 thereto, in favor of Transamerica Business Credit Corporation, as agent.

                  IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed by its (or its managing member's) proper and duly authorized officer as of the date first set forth above.

                                  GRANT PRIDECO, INC.



                                  By: /s/ Philip A. Choyce
                                     -------------------------------------------
                                     Philip A. Choyce
                                     Vice President


                                  GRANT PRIDECO USA, LLC



                                  By: /s/ Authorized Signatory
                                     -------------------------------------------
                                     Name:
                                     Title:


                                  XLS HOLDING, INC.



                                  By: /s/ Philip A. Choyce
                                     -------------------------------------------
                                     Philip A. Choyce
                                     Vice President


                                  TA INDUSTRIES, INC.



                                  By: /s/ Philip A. Choyce
                                     -------------------------------------------
                                     Philip A. Choyce
                                     Vice President


                                  TUBE-ALLOY CORPORATION



                                  By: /s/ Philip A. Choyce
                                     -------------------------------------------
                                     Philip A. Choyce
                                     Vice President

                                  TUBE-ALLOY CAPITAL CORPORATION



                                  By: /s/ Philip A. Choyce
                                     -------------------------------------------
                                     Philip A. Choyce
                                     Vice President


                                  GRANT PRIDECO HOLDING, LLC



                                  By: /s/ Philip A. Choyce
                                     -------------------------------------------
                                     Philip A. Choyce
                                     Vice President

                                                                      Schedule 1


                        Description of Pledged Interests


                                                                                                  No. of           Percentage of
                                                            Class of Stock       Certificate      Pledged             Class of
Issuer                            Pledgor                   or Interests           No(s).         Shares             Interests
------                            -------                   --------------       -----------      -------          -------------
Channelview Real Property, Inc.   Grant Prideco, Inc.       Common                     3             1,000               100%

XL Systems International, Inc.    Grant Prideco, Inc.       Common                     2             1,000               100%

XLS Holding, Inc.                 Grant Prideco, Inc.       Common                     7             1,000               100%

XL Systems, Inc.                  XLS Holding, Inc.         Common                    14             1,000               100%

TA Industries, Inc.               Grant Prideco, Inc.       Common                     4               900               100%

Texas Arai, Inc.                  TA Industries, Inc.       Common                    18               900               100%

Tube-Alloy Capital Corporation    TA Industries, Inc.       Preferred                 21             1,000               100%

Tube-Alloy Capital Corporation    TA Industries, Inc.       Common                    22           139,356               100%

Tube-Alloy Corporation            Tube-Alloy Capital        Common                     5             1,000               100%
                                  Corporation

Tube-Alloy Corporation            Tube-Alloy Corporation    Common                     1             2,500               100%
International

Petroleum Equipment Supply        Tube-Alloy Corporation    Common                     5             1,000               100%
Company

Drill Tube International, Inc.    Grant Prideco, Inc.       Common                     7            17,000               100%

Grant Austria, Inc.               Grant Prideco, Inc.       Common                     1             1,000               100%

Petro-Drive, Inc.                 Grant Prideco, Inc.       Common                    77           206,888               100%

Grant Prideco Holding, LLC        Grant Prideco, Inc.       Membership                 1          100% of                100%
                                                            Interest                              Membership
                                                                                                  Interest

Grant Prideco USA, LLC            Grant Prideco, Inc.       Membership                 1          100% of                100%
                                                            Interest                              Membership
                                                                                                  Interest

Grant Prideco Technology, Inc.    Grant Prideco, Inc.       Common                     1             1,000               100%

Grant Prideco, LP                 Grant Prideco USA, LLC    Limited                    1          100% of the          99% of Grant
                                                            Partner-ship                          Limited              Prideco, LP
                                                            Interest                              Partnership
                                                                                                  Interest

Grant Prideco, LP                 Grant Prideco             General                    1          100% of the          1% of Grant
                                  Holding, LLC              Partner-ship                          General              Prideco, LP
                                                            Interest                              Partnership
                                                                                                  Interest


                                                                                                  No. of           Percentage of
                                                            Class of Stock       Certificate      Pledged             Class of
Issuer                            Pledgor                    or Interests          No(s).         Shares             Interests
------                            -------                   --------------       -----------      -------          -------------

Grant Prideco, S.A. de C.V.       Grant Prideco, Inc.       Series B                   4              474,094                65%

Pridecomex Holding, S.A. de C.V.  Grant Prideco, Inc.       Series B,                  1          312,015,221                65%
                                                            Class II

Grant Prideco Canada Ltd.         Grant Prideco, Inc.       Common Shares              2            9,316,666                65%

Enerpro de Mexico, S.A. de C.V.   Grant Prideco, Inc.       Series B,                  2                  325                65%
                                                            Class I

Grant Prideco de Venezuela, S.A.  Grant Prideco, Inc.       Common Shares              1                  650                65%

Weatherford Mauritius Limited     Grand Prideco, Inc.       Common Shares              5                  650                65%

XL Systems Antilles N.V.          XLS Holding, Inc.         Common Shares              2                3,900                65%

Grant Prideco                     Grant Prideco, Inc.       Ordinary Shares           20            1,690,000                65%
(Singapore) Pte. Ltd.

Citra Grant Prideco Limited       Grant Prideco, Inc.       Ordinary Shares            5            2,469,999                65%

Grant Prideco Limited             Grant Prideco, Inc.       Ordinary Shares            9                   65                65%

                                                                      Schedule 2


                           DESCRIPTION OF PLEDGED DEBT

                  Demand Promissory Note in the principal amount of US$19,619,921.07 dated April 13, 2000 by Grant Prideco Canada Ltd. in favor of Grant Prideco, Inc.

                                                                      Schedule 3


                                    BORROWERS




1.       Grant Prideco, LP, a Delaware limited partnership.

2.       XL Systems, Inc., a Texas Corporation.

3.       Tube-Alloy Corporation, a Louisiana corporation.

4.       Texas Arai, Inc., a Delaware corporation.

5.       Drill Tube International, Inc., a Texas corporation.

6.       Petro-Drive, Inc., a Louisiana corporation.

7.       Grant Prideco Canada Ltd., an Alberta corporation.

                                                                         ANNEX I

                                 [Pledged Notes]

                                                                        ANNEX II





         SUPPLEMENT NO. ______ dated as of ________, _____ (this "Supplement") to the Amended and Restated Pledge Agreement dated as of July 10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement") by Grant Prideco, Inc. ("GPI") and each of its Subsidiaries specified as a "pledgor" in Schedules 1 and 2 thereto (each, a "Pledgor," and collectively, the "Pledgors") in favor of Transamerica Business Credit Corporation, as agent for the Lenders referred to below (the "Pledgee").

         A. Reference is made to the Amended and Restated Loan and Security Agreement dated as of July 10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among certain Subsidiaries of GPI party thereto (the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), the Pledgee and Transamerica Commercial Finance Corporation, Canada, as agent for the Cdn. Lenders (the "Cdn. Agent"), pursuant to which the Lenders agreed to make loans and provide other financial accommodations to the Borrowers.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         C. The Pledgors have entered into the Pledge Agreement to induce the Lenders to make loans and provide other extensions of credit to the Borrowers and to induce the Lenders to cause to be issued letters of credit for the benefit of the Borrowers. Under Section 7.2(l) of the Loan Agreement, all of the Capital Stock of each Subsidiary (other than a Cdn. Subsidiary) of GPI (or, subject to Section 7.1(s) of the Loan Agreement, 65% (less any additional interest consisting of one share of any such Subsidiary held to meet the Requirements of Law of the jurisdiction of organization of such Subsidiary) of the Capital Stock of a Foreign Subsidiary) shall, unless the owner of the Capital Stock of such Subsidiary is a Foreign Subsidiary, be pledged under the Pledge Agreement within ten days of the acquisition or formation of such Subsidiary. Section 24 of the Pledge Agreement provides that an owner of such Capital Stock that is not theretofore a Pledgor shall become a Pledgor under the Pledge Agreement by execution and delivery of an instrument in substantially the form of this Supplement. The undersigned Subsidiary of GPI (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Loan Agreement to become a Pledgor under the Pledge Agreement to induce the Lenders to make additional loans and provide other financial accommodations to the Borrowers and as consideration for loans and other financial accommodations previously made.

Accordingly, the Pledgee and the New Pledgor agree as follows:

         SECTION 1. In accordance with Section 24 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a "Pledgor" in the Pledge Agreement and the Loan Agreement shall hereafter be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Pledgor represents and warrants to the Pledgee that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original.

         SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

         SECTION 6. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address of the Pledgors set forth in Section 16 of the Pledge Agreement.

         SECTION 8. The New Pledgor agrees to reimburse the Pledgee for its out-of-pocket expenses in connection with the preparation, execution and delivery of this Supplement including the fees, disbursements and other charges of counsel for the Pledgee.

         IN WITNESS WHEREOF, the New Pledgor has caused this Supplement to be executed by its proper and duly authorized officer as of the date first set forth above.


                                  [New Pledgor]



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                           ACKNOWLEDGMENT AND CONSENT


         Each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Pledge Agreement, dated as of July 10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by Grant Prideco, Inc. and its Subsidiaries listed as "pledgors" on Schedules 1 and 2 thereto in favor of Transamerica Business Credit Corporation, as agent for the Lenders. Each of the undersigned shall be bound by and comply with the terms of the Pledge Agreement insofar as such terms are applicable to such undersigned.

                                      CHANNELVIEW REAL PROPERTY, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      XL SYSTEMS INTERNATIONAL, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      XL SYSTEMS, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      TEXAS ARAI, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President

                                      TUBE-ALLOY CORPORATION INTERNATIONAL



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      PETROLEUM EQUIPMENT SUPPLY COMPANY



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      DRILL TUBE INTERNATIONAL, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      GRANT AUSTRIA, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      PETRO-DRIVE, INC.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President

                                      GRANT PRIDECO HOLDING, LLC



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President


                                      GRANT PRIDECO USA, LLC



                                      By: /s/ Authorized Signatory
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      GRANT PRIDECO TECHNOLOGY, INC.



                                      By: /s/ Authorized Signatory
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      CITRA GRANT PRIDECO LIMITED



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director


                                      GRANT PRIDECO, S.A. DE C.V.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director

                                      PRIDECOMEX HOLDING, S.A. DE C.V.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director


                                      GRANT PRIDECO (SINGAPORE) PTE. LTD.



                                      By: /s/ Dan Latham
                                         ---------------------------------------
                                         Dan Latham
                                         Director


                                      XL SYSTEMS ANTILLES N.V.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director


                                      GRANT PRIDECO CANADA LTD.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Secretary


                                      GRANT PRIDECO, LP

                                      By:  Grant Prideco Holding, LLC,
                                           its general partner



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Vice President

                                      ENERPRO DE MEXICO, S.A. DE C.V.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director


                                      GRANT PRIDECO LIMITED



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director


                                      GRANT PRIDECO DE VENEZUELA, S.A.



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director


                                      WEATHERFORD MAURITIUS LIMITED



                                      By: /s/ Philip A. Choyce
                                         ---------------------------------------
                                         Philip A. Choyce
                                         Director